Exhibit 99.1

News Release

United Airlines
Worldwide Media Relations
872.825.8640 media.relations@united.com

United Reports May 2015

Operational Performance

CHICAGO, June 8, 2015 – United Airlines (UAL) today reported May 2015 operational results.

UAL’s May 2015 consolidated traffic (revenue passenger miles) increased 0.5 percent and consolidated capacity (available seat miles) increased 2.1 percent versus May 2014. UAL’s May 2015 consolidated load factor decreased 1.4 points compared to May 2014. The Company now expects its second-quarter 2015 unit revenue (PRASM) to decline approximately 5 percent to 6 percent, primarily as a result of foreign exchange impact and revenue pressure related to lower oil prices. In addition, yields from close-in domestic bookings and revenue from oil-related corporate accounts have both softened compared to prior guidance.

About United

United Airlines and United Express operate an average of nearly 5,000 flights a day to 373 airports across six continents. In 2014, United and United Express operated nearly two million flights carrying 138 million customers. United is proud to have the world’s most comprehensive route network, including U.S. mainland hubs in Chicago, Denver, Houston, Los Angeles, New York/Newark, San Francisco and Washington, D.C. United operates nearly 700 mainline aircraft, and this year, the airline anticipates taking delivery of 34 new Boeing aircraft, including the 787-9 and the 737-900ER. United is also welcoming 49 new Embraer E175 aircraft to United Express. The airline is a founding member of Star Alliance, which provides service to 193 countries via 27 member airlines. More than 84,000 United employees reside in every U.S. state and in countries around the world. For more information, visit united.com, follow @United on Twitter or connect on Facebook. The common stock of United’s parent, United Continental Holdings, Inc., is traded on the NYSE under the symbol UAL.

United Reports May 2015 Operational Performance / Page 2

Preliminary Operational Results

	May				Year-to-Date
	2015	2014	Change		2015	2014	Change

REVENUE PASSENGER MILES (000)
Domestic	8,115,518	7,921,226	2.5%		35,872,023	35,983,795	(0.3%	)

International	7,956,849	7,972,663	(0.2%	)	35,455,580	34,692,028	2.2%
Atlantic	3,482,707	3,640,377	(4.3%	)	13,435,318	14,025,699	(4.2%	)
Pacific	2,951,242	2,859,510	3.2%		13,650,534	13,013,196	4.9%
Latin	1,522,900	1,472,776	3.4%		8,369,728	7,653,133	9.4%

Mainline	16,072,367	15,893,889	1.1%		71,327,603	70,675,823	0.9%
Regional	2,172,690	2,268,749	(4.2%	)	10,046,211	10,488,844	(4.2%	)
Consolidated	18,245,057	18,162,638	0.5%		81,373,814	81,164,667	0.3%

AVAILABLE SEAT MILES (000)
Domestic	9,410,614	9,056,724	3.9%		42,129,063	41,861,367	0.6%

International	9,766,037	9,574,037	2.0%		45,142,603	43,924,901	2.8%
Atlantic	4,405,983	4,356,555	1.1%		18,012,241	18,453,535	(2.4%	)
Pacific	3,487,188	3,432,078	1.6%		16,776,145	16,184,578	3.7%
Latin	1,872,866	1,785,404	4.9%		10,354,217	9,286,788	11.5%

Mainline	19,176,651	18,630,761	2.9%		87,271,666	85,786,268	1.7%
Regional	2,565,281	2,665,220	(3.7%	)	12,243,994	12,683,314	(3.5%	)
Consolidated	21,741,932	21,295,981	2.1%		99,515,660	98,469,582	1.1%

PASSENGER LOAD FACTOR
Domestic	86.2%	87.5%	(1.3) pts		85.1%	86.0%	(0.9) pts

International	81.5%	83.3%	(1.8) pts		78.5%	79.0%	(0.5) pts
Atlantic	79.0%	83.6%	(4.6) pts		74.6%	76.0%	(1.4) pts
Pacific	84.6%	83.3%	1.3 pts		81.4%	80.4%	1.0 pt
Latin	81.3%	82.5%	(1.2) pts		80.8%	82.4%	(1.6) pts

Mainline	83.8%	85.3%	(1.5) pts		81.7%	82.4%	(0.7) pts
Regional	84.7%	85.1%	(0.4) pts		82.1%	82.7%	(0.6) pts
Consolidated	83.9%	85.3%	(1.4) pts		81.8%	82.4%	(0.6) pts

ONBOARD PASSENGERS (000)
Mainline	8,320	8,032	3.6%		37,441	36,728	1.9%
Regional	3,851	4,003	(3.8%	)	17,669	18,525	(4.6%	)
Consolidated	12,171	12,035	1.1%		55,110	55,253	(0.3%	)

CARGO REVENUE TON MILES (000)
Total	211,109	206,384	2.3%		1,085,747	985,945	10.1%

(more)

United Reports May 2015 Operational Performance / Page 3

Second Quarter Preliminary Fuel Costs Per Gallon

Estimated average price per gallon of fuel, excluding hedges	$1.94 - $1.99
Operating cash-settled hedge loss price per gallon	$0.12
Estimated average price per gallon of fuel, including operating cash-settled hedges[1]	$2.06 - $2.11
Non-operating cash-settled hedge loss price per gallon[2]	$0.07
Estimated average price per gallon of fuel, including all cash-settled hedges[3]	$2.13 - $2.18

[1]	This price per gallon corresponds to the fuel expense line of the income statement
[2]	This price per gallon corresponds to the impact of non-operating hedges that appear in the non-operating line of the income statement
[3]	This price per gallon corresponds to the total economic cost of the company’s fuel consumption including all cash-settled hedges but does not directly correspond to the fuel expense line of the income statement

Preliminary Operational Results

	2015	2014	Change
May On-Time Performance[1]	76.6%	76.4%	0.2 pts
May Completion Factor[2]	99.1%	98.8%	0.3 pts

[1]	Based on domestic mainline scheduled flights arriving within 14 minutes of scheduled arrival time, according to data published in the DOT Air Travel Consumer Report
[2]	Mainline completion percentage

Safe Harbor Statement

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Certain statements included in this release are forward-looking and thus reflect our current expectations and beliefs with respect to certain current and future events and financial performance. Such forward-looking statements are and will be subject to many risks and uncertainties relating to our operations and business environment that may cause actual results to differ materially from any future results expressed or implied in such forward-looking statements. Words such as “expects,” “will,” “plans,” “anticipates,” “indicates,” “believes,” “forecast,” “guidance,” “outlook” and similar expressions are intended to identify forward-looking statements. Additionally, forward-looking statements include statements that do not relate solely to historical facts, such as statements which identify uncertainties or trends, discuss the possible future effects of current known trends or uncertainties or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured. All forward-looking statements in this report are based upon information available to us on the date of this report. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, except as required by applicable law. Our actual results could differ materially from these forward-looking statements due to numerous factors including, without limitation, the following: our ability to comply with the terms of our various financing arrangements; the costs and availability of financing; our ability to maintain adequate liquidity; our ability to execute our operational plans, including optimizing our revenue; our ability to control our costs, including realizing benefits from our resource optimization efforts, cost reduction initiatives and fleet replacement programs; our ability to utilize our net operating losses; our ability to attract and retain customers; demand for transportation in the markets in which we operate; an outbreak of a disease that affects travel demand or travel behavior; demand for travel and the impact that global economic conditions have on customer travel patterns; excessive taxation and the inability to offset future taxable income; general economic conditions (including interest rates, foreign currency exchange rates, investment or credit market conditions, crude oil prices, costs of aircraft fuel and energy refining capacity in relevant markets); our ability to cost-effectively hedge against increases in the price of aircraft fuel; any potential realized or unrealized gains or losses related to fuel or currency hedging programs; the effects of any hostilities, act of war or terrorist attack; the ability of other air carriers with whom we have alliances or partnerships to provide the services contemplated by the respective arrangements with such carriers; the costs and availability of aviation and other insurance; industry consolidation or changes in airline alliances; competitive pressures on pricing and on demand; our capacity decisions and the capacity decisions of our competitors; U.S. or foreign governmental legislation, regulation and other actions (including open skies agreements and environmental regulations); labor costs; our ability to maintain satisfactory labor relations and the results of the collective bargaining agreement process with our union groups; any disruptions to operations due to any potential actions by our labor groups; weather conditions; and other risks and uncertainties set forth under Item 1A., Risk Factors, of UAL’s Annual Report on Form 10-K, as well as other risks and uncertainties set forth from time to time in the reports we file with the SEC.

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